Exhibit 5.1

                            October 28, 2004

EDP – Energias de Portugal, S.A.

Praça Marquês de Pombal, 12

1250-162 Lisbon, Portugal

Ladies and Gentlemen:

We have acted as special United States counsel to EDP – Energias de Portugal, S.A., a corporation organized under the laws of the Portuguese Republic (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (Registration No. 333-117209) (the “Registration Statement”) relating to the offering from time to time, in one or more series (if applicable), of debt securities (the “Debt Securities”) and of ordinary shares with nominal value of €1 per share (the “Shares”, and together with the Debt Securities, the “Securities”) of the Company. The Securities being registered under the Registration Statement will have an aggregate initial offering price of up to U.S.$2,000,000,000, or the equivalent thereof in one or more other currencies, and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

As specified in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities are to be issued under an indenture (the “Indenture”) between the Company and the trustee named therein (the “Trustee”). In arriving at the opinions expressed below, we have reviewed the form of the Indenture and have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

Based on the foregoing, it is our opinion that when the Indenture has been duly authorized, executed and delivered, and the Debt Securities have been duly authorized, executed and delivered, the Debt Securities will be valid, binding and enforceable obligations of the Company entitled to the benefits of the Indenture.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Debt Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience are normally applicable to general business entities in relation to transactions contemplated in the indenture) and (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting

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creditors’ rights generally and to general principles of equity and to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinion expressed above, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Indenture will conform to the form thereof provided as an exhibit to the Registration Statement and that the Debt Securities will be duly authenticated in accordance with their terms.

With respect to the first sentence in Section 115 of the Indenture, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under 28 U.S.C §1332 does not exist.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, solely for your benefit in connection with the registration with the Commission under the Securities Act. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, CLEARY, GOTTLIEB, STEEN & HAMILTON

By:	/s/ Ashar Qureshi
Ashar Qureshi, a Partner